EXHIBIT 3.7
State of Delaware
Office of the Secretary of State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CAPITAL MEDICAL CENTER PARTNER, LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 1999, AT 9 O’CLOCK A.M.

/s/ Edward J. Fred
Edward J. Fred, Secretary of State

3145410 8100	AUTHENTICATION: 0152288

991548646	Date: 12-20-99

CERTIFICATE OF FORMATION
OF
CAPITAL MEDICAL CENTER PARTNER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Capital Medical Center Partner, LLC (the Company).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 17, 1999.

By:	/s/ David Denson
David Denson
Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/17/1999 991548646 — 3145410

State of Delaware
Office of the Secretary of State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CAPITAL MEDICAL CENTER PARTNER, LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 2001, AT 10 O’CLOCK A.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

3145410 8100	AUTHENTICATION: 1508772

010647338	Date: 12-17-01

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF REGISTRATION
OF
Capital Medical Center Partner, LLC
     1. The name under which the foreign limited liability company is registered and is doing business in the State of Delaware is Capital Medical Center Partner, LLC.
     The name under which the foreign limited liability company was formed is Capital Medical Center Partner, LLC.
     2. The Certificate of Registration of the foreign limited liability company was duly endorsed as filed by the Secretary of State of the State of Delaware on December 17, 1999.
     3. The Certificate of Registration of the foreign limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Capital Medical Center Partner, LLC this 10th day of December, 2001.

Capital Medical Center Partner, LLC
/s/ Mary R. Adams
Mary R. Adams, as Attorney-in-Fact

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/17/2001 010647338 — 3145410